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                                                                    EXHIBIT 12.2

                         THE CHASE MANHATTAN CORPORATION
                                AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS

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                                                                                                --------
Year Ended December 31, (in millions, except ratios)                                                1999
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Excluding Interest on Deposits
Income before income taxes                                                                      $  8,375
                                                                                                --------
Fixed charges:
  Interest expense                                                                                 4,901
  One third of rents, net of income from subleases(a)                                                145
                                                                                                --------
Total fixed charges                                                                                5,046
                                                                                                --------
Less: Equity in undistributed income of affiliates                                                   (75)
                                                                                                --------
Earnings before taxes and fixed charges, excluding capitalized interest                         $ 13,346
                                                                                                --------
Fixed charges, as above                                                                         $  5,046
                                                                                                --------
Preferred stock dividends                                                                             71
                                                                                                --------
Fixed charges including preferred stock dividends                                               $  5,117
                                                                                                --------
Ratio of earnings to fixed charges and preferred stock dividend requirements                        2.61
                                                                                                --------

Including Interest on Deposits

Fixed charges including preferred stock dividends, as above                                     $  5,117
Add: Interest on deposits                                                                          6,592
                                                                                                --------
Total fixed charges including preferred stock dividends and interest on deposits                $ 11,709
                                                                                                --------
Earnings before taxes and fixed charges, excluding capitalized interest, as above               $ 13,346
Add: Interest on deposits                                                                          6,592
                                                                                                --------
Total earnings before taxes, fixed charges and interest on deposits                             $ 19,938
                                                                                                --------
Total fixed charges, including preferred stock dividends and interest on deposits, as above     $ 11,709
                                                                                                --------
Ratio of earnings to fixed charges and preferred stock dividend requirements                        1.70
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(a)   The proportion deemed representative of the interest factor.